UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 30, 2006


                          Millenium Holding Group, Inc.
             (Exact name of registrant as specified in its chapter)


          Nevada                        000-28431                88-0109108
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)


12 Winding Road, Henderson Nevada 89052                            89052
(Address of principal executive offices)                         (Zip Code)


        Registrant's telephone number, including area code 702-492-7721


                                       N/A
          (Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 27, 2006 Millenium Holding Group, Inc. entered into a series of definitive agreements with Dutchess Private Equities Fund, L.P., a Delaware corporation. The agreements include an Investment Agreement and a Registration Rights Agreement.

Under the Investment Agreement, Dutchess can invest up to $8,500,000 to purchase common stock pursuant to put notices by Millenium Holding Group, Inc. ("Millenium"). This agreement effectively provides an equity line of credit to be drawn upon at Millenium's discretion.

Under the Registration Rights Agreement, Millenium agrees, to use its commercially reasonable efforts, to register all the shares that could be issued pursuant to the Investment Agreement within ninety (90) days of the execution of the agreements.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Millenium Holding Group, Inc.


March 30, 2006                     By: /s/ Richard L. Ham
                                      --------------------------------------
                                      Richard L. Ham, Director and President